Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(4,050,326)
Unrealized Gain (Loss) on Market Value of Futures	69,566
Dividend Income	2,240
Interest Income	45,282
Total Income (Loss)	$(3,933,238)

Expenses
General Partner Management Fees	$21,046
Professional Fees	13,952
Brokerage Commissions	3,836
Non-interested Directors' Fees and Expenses	392
Prepaid Insurance Expense	251
NYMEX License Fee	526
SEC & FINRA Registration Expense	3,564
Total Expenses	43,567
Expense Waiver	(17,260)
Net Expenses	$26,307
Net Income (Loss)	$(3,959,545)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/18	$48,720,659
Net Income (Loss)	(3,959,545)

Net Asset Value End of Month	$44,761,114
Net Asset Value Per Share (1,450,000 Shares)	$30.87

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612